AUSTIN BOSTON CHICAGO DALLAS DENVER DETROIT HOUSTON JACKSONVILLE LOS ANGELES MADISON MEXICO CITY MIAMI MILWAUKEE NEW YORK ORLANDO SACRAMENTO SALT LAKE CITY SAN DIEGO SAN FRANCISCO SILICON VALLEY TALLAHASSEE TAMPA WASHINGTON, D.C. BRUSSELS TOKYO August 30, 2024 ATTORNEYS AT LAW 777 EAST WISCONSIN AVENUE MILWAUKEE, WI 53202-5306 414.271.2400 TEL 414.297.4900 FAX www.foley.com Hyzon Motors Inc. 599 South Schmidt Road Bolingbrook, IL 60440 Ladies and Gentlemen: We have acted as counsel for Hyzon Motors Inc., a Delaware corporation (the “Company”), in conjunction with the preparation of a Registration Statement on Form S-8 (the “Registration Statement”) filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”) on the date hereof, relating to an aggregate of 18,433,031 shares of the Company’s Class A common stock, $0.0001 par value per share (the “Shares”), which may be issued pursuant to the Hyzon Motors Inc. 2021 Equity Incentive Plan (the “Plan”). In connection with our representation, we have examined: (a) the Plan and related documents; (b) the Registration Statement, including the exhibits (including those incorporated by reference) constituting a part of the Registration Statement; (c) the Second Amended and Restated Certificate of Incorporation of the Company, as amended to date, and Second Amended and Restated By-Laws of the Company; (d) the resolutions of the Company’s Board of Directors relating to the Plan and the issuance of the Shares thereunder; and (e) such other corporate proceedings, documents and records as we have deemed necessary or appropriate to enable us to render this opinion. In our examination of the above-referenced documents, we have assumed the genuineness of all signatures, the authenticity of all documents, certificates and instruments submitted to us as originals and the conformity with the originals of all documents submitted to us as copies. Insofar as this opinion relates to Shares to be issued in the future, we have assumed that all of the Shares eligible for issuance under the Plan will be issued for not less than par value. We express no opinion herein as to the laws of any state or jurisdiction other than the General Corporation Law of the State of Delaware. This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or the prospectus that forms a part thereof, other than as expressly stated herein with respect to the issuance of the Shares. This opinion is based upon currently existing statutes, rules, regulations and judicial decisions, and we disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinions set forth herein. For purposes of the opinion set forth below, we have assumed that no event occurs that causes the number of the Company’s authorized shares of Class A common stock, $0.0001 par value per share, available for issuance by the Company to be less than the number of then unissued Shares. Based on the foregoing, we are of the opinion that the Shares, when issued by the Company pursuant to the terms and conditions of the Plan, including any applicable award agreements, and as contemplated by the Registration Statement, will be validly issued, fully paid and nonassessable.

Hyzon Motors Inc. August 30, 2024 Page 2 We consent to the filing of this opinion as exhibit 5.1 to the Registration Statement. In giving our consent, we do not admit that we are “experts” within the meaning of Section 11 of the Securities Act or within the category of persons whose consent is required by Section 7 of the Securities Act. Very truly yours, /s/ Foley & Lardner LLP FOLEY & LARDNER LLP